Exhibit 99.1
MPLX LP Reports Second-Quarter 2026 Financial Results
•Executing Natural Gas and NGL value chain growth strategy; Harmon Creek III processing plant beginning operations in August; progressing expansion of Permian sour gas treating capacity
•Second-quarter net income attributable to MPLX of $1.1 billion and net cash provided by operating activities of $1.7 billion
•Adjusted EBITDA attributable to MPLX of $1.8 billion and distributable cash flow of $1.5 billion, enabling the return of $1.1 billion of capital
•MPLX expects distribution increases of 12.5% in 2026 and 2027
FINDLAY, Ohio, Aug. 4, 2026 - MPLX LP (NYSE: MPLX) today reported second-quarter 2026 net income attributable to MPLX of $1,077 million, compared with $1,048 million for the second quarter of 2025.
Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) attributable to MPLX was $1,775 million, compared with $1,690 million for the second quarter of 2025. Crude Oil and Products Logistics segment adjusted EBITDA for the second quarter of 2026 was $1,161 million, compared with $1,138 million for the second quarter of 2025. Natural Gas and NGL Services segment adjusted EBITDA for the second quarter of 2026 was $614 million, compared with $552 million for the second quarter of 2025.
During the quarter, MPLX generated $1,702 million in net cash provided by operating activities, $1,450 million of distributable cash flow, and adjusted free cash flow of $668 million. MPLX announced a second-quarter 2026 distribution of $1.0765 per common unit, resulting in distribution coverage of 1.3x for the quarter. The leverage ratio was 3.7x at the end of the quarter.
"Our second quarter operational performance reflects the consistent progression of our strategic initiatives, as we complete and integrate growth projects across our natural gas and NGL value chains to meet growing global demand," said Maryann Mannen, MPLX chairman, president and chief executive officer. "As additional projects enter service in the second half of the year, and utilizations increase, MPLX remains positioned to deliver mid-single digit adjusted EBITDA growth."
Financial Highlights (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per unit and ratio data)	2026	2025	2026	2025
Net income attributable to MPLX LP	$1,077	$1,048	$1,989	$2,174
Adjusted EBITDA attributable to MPLX LP(a)	1,775	1,690	3,504	3,447
Net cash provided by operating activities	1,702	1,736	3,049	2,982
Distributable cash flow attributable to MPLX LP(a)	1,450	1,420	2,858	2,906
Distribution per common unit(b)	$1.0765	$0.9565	$2.1530	$1.9130
Distribution coverage(c)	1.3x	1.5x	1.3x	1.5x
Consolidated total debt to LTM adjusted EBITDA(a)(d)	3.7x	3.1x	3.7x	3.1x
Cash paid for common unit repurchases	$50	$100	$100	$200

(a)    Non-GAAP measures. See reconciliation in the tables that follow.
(b)    Distributions declared by the board of directors of MPLX's general partner.
(c)    Beginning with the three months ended March 31, 2025, distribution coverage is defined as DCF attributable to MPLX LP divided by total LP distributions, as a result of the conversion of the remaining Series A preferred units to common units in February 2025.
(d)    Calculated using face value total debt and LTM adjusted EBITDA. Also referred to as leverage ratio. See reconciliation in the tables that follow.

Segment Results

Crude Oil and Products Logistics

Crude Oil and Products Logistics segment adjusted EBITDA for the second quarter of 2026 increased by $23 million compared to the same period in 2025. The increase was primarily driven by higher rates across the business units and increased butane blending, partially offset by lower crude pipeline throughputs and higher operating expenses.

Operating Statistics (unaudited)	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Total MPLX
Pipeline throughput (mbpd)	5,876	6,103	(4)%	5,789	6,017	(4)%
Average pipeline tariff rates ($ per barrel)	$1.07	$1.06	1%	1.06	1.06	—%
Terminal throughput (mbpd)	3,259	3,183	2%	3,118	3,139	(1)%
Segment adjusted EBITDA (in millions)	$1,161	$1,138	2%	$2,272	$2,235	2%

Natural Gas and NGL Services

Natural Gas and NGL Services segment adjusted EBITDA for the second quarter of 2026 increased by $62 million compared to the same period in 2025. The increase was driven by increased volumes including growth from equity affiliates and acquisitions, partially offset by the divestiture of non-core gathering and processing assets in 2025.

Operating Statistics (unaudited)	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Total MPLX
Gathering throughput (MMcf/d)	6,859	6,562	5%	6,674	6,539	2%
Natural gas processed (MMcf/d)	9,590	9,740	(2)%	9,498	9,760	(3)%
C2 + NGLs fractionated (mbpd)	680	634	7%	657	647	2%
Segment adjusted EBITDA (in millions)	$614	$552	11%	$1,232	$1,212	2%

Strategic Update

MPLX is increasing its 2026 growth capital spending outlook by $500 million, to $2.9 billion, primarily reflecting the accelerated execution of the Gulf Coast fractionation project to meet global demand for U.S. energy. MPLX plans to invest over 90% of organic growth capital toward opportunities to meet growing natural gas and NGL infrastructure needs. With projects concentrated in the Permian and Marcellus, two of the most prolific and competitive basins in North America, investments in these value chains reflect the partnership's confidence in the long-term fundamentals of the energy market, offer some of the most compelling investments in the midstream sector, and are expected to generate mid-teens returns.

Investment	Details	MPLX Ownership	Expected In-Service
Secretariat I	200 million cubic feet per day (MMcf/d) gas processing plant in the Delaware Basin	100%	Placed in service in April 2026

Harmon Creek III	300 MMcf/d gas processing plant and 40 thousand barrel per day (mbpd) de-ethanizer in the Marcellus	100%	Beginning operations in August 2026
Bay Runner and Bay Runner Twin Pipelines	Up to 5.3 billion cubic feet per day (Bcf/d) of natural gas transport capacity between Agua Dulce, Texas, and Brownsville, Texas	30%	Bay Runner: 3Q26 Bay Runner Twin: 2029
Titan Complex	Increasing sour gas treating capacity from 150 MMcf/d to over 400 MMcf/d in the Delaware Basin	100%	4Q26
BANGL Pipeline	Expanding NGL pipeline from 250 mbpd to 300 mbpd; provides transportation from the Permian Basin to the Texas Gulf Coast	100%	4Q26
Blackcomb Pipeline	2.5 Bcf/d pipeline connecting Permian supply to Agua Dulce, Texas	34%	4Q26; Began commissioning July 2026
Traverse Pipeline	2.5 Bcf/d pipeline designed to transport natural gas between Agua Dulce, Texas, and Katy, Texas	34%	2H27
Gulf Coast Fractionators	Two 150 mbpd fractionation facilities near MPC’s Galveston Bay refinery	100%	Frac I: 2028 Frac II: 2029
Gulf Coast LPG Export Terminal JV	400 mbpd LPG export terminal located in the Port of Texas City, Texas	50%	2028
Marcellus Gathering System Expansion	Supports producer activity near MPLX’s Majorsville gas processing complex	100%	1H28
Eiger Express Pipeline	3.7 Bcf/d pipeline connecting Permian supply to Katy, Texas	22%	Mid-2028
Secretariat II	300 MMcf/d gas processing plant in the Delaware Basin	100%	2H28

Financial Position and Liquidity

As of June 30, 2026, MPLX had $1.0 billion in cash, $2.5 billion available on its bank revolving credit facility, and $1.5 billion available through its intercompany loan agreement with MPC. MPLX's leverage ratio was 3.7x, while the stability of cash flows supports leverage in the range of 4.0x.

The partnership repurchased $50 million of common units held by the public in the second quarter of 2026. As of June 30, 2026, MPLX had approximately $1.0 billion remaining available under its unit repurchase authorizations.

Conference Call

At 9:30 a.m. ET today, MPLX will hold a conference call and webcast to discuss the reported results and provide an update on operations. Interested parties may listen by visiting MPLX's website at www.mplx.com. A replay of the webcast will be available on MPLX's website for two weeks. Financial information, including this earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.mplx.com.

About MPLX LP

MPLX is a diversified, large-cap master limited partnership that owns and operates midstream energy infrastructure and logistics assets and provides fuels distribution services. MPLX's assets include a network of crude oil and refined product pipelines; an inland marine business; light-product terminals; storage caverns; refinery tanks, docks, loading racks, and associated piping; and crude and light-product marine terminals. The company also owns crude oil and natural gas gathering systems and pipelines as well as natural gas and NGL processing and fractionation facilities in key U.S. supply basins. More information is available at www.mplx.com.

Investor Relations Contact: (419) 421-2071
Brian Worthington, Vice President, Investor Relations
Isaac Feeney, Director, Investor Relations
Evan Heminger, Analyst, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

Non-GAAP references

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non-GAAP measures to analyze our performance. This press release and supporting schedules include the non-GAAP measures adjusted EBITDA; consolidated debt to last twelve months adjusted EBITDA, which we refer to as our leverage ratio; distributable cash flow (DCF); adjusted free cash flow (Adjusted FCF); and Adjusted FCF after distributions.

Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. We define Adjusted EBITDA as net income adjusted for: (i) provision for income taxes; (ii) net interest and other financial costs; (iii) depreciation and amortization; (iv) income/(loss) from equity method investments; (v) distributions and adjustments related to equity method investments; (vi) impairment expense; (vii) noncontrolling interests; (viii) transaction-related costs; and (ix) other adjustments, as applicable.

DCF is a financial performance and liquidity measure used by management and by the board of directors of our general partner as a key component in the determination of cash distributions paid to unitholders. We believe DCF is an important financial measure for unitholders as an indicator of cash return on investment and to evaluate whether the partnership is generating sufficient cash flow to support quarterly distributions. In addition, DCF is commonly used by the investment community because the market value of publicly traded partnerships is based, in part, on DCF and cash distributions paid to unitholders. We define DCF as Adjusted EBITDA adjusted for: (i) deferred revenue impacts; (ii) sales-type lease payments, net of income; (iii) adjusted net interest and other financial costs; (iv) net maintenance capital expenditures; (v) equity method investment capital expenditures paid out; and (vi) other adjustments as deemed necessary.

Adjusted FCF and Adjusted FCF after distributions are financial liquidity measures used by management in the allocation of capital and to assess financial performance. We believe that unitholders may use this metric to analyze our ability to manage leverage and return capital. We define Adjusted FCF as net cash provided by operating activities adjusted for: (i) net cash used in investing activities; (ii) cash contributions from MPC; and (iii) cash distributions to noncontrolling interests. We define Adjusted FCF after distributions as Adjusted FCF less base distributions to common and preferred unitholders. We believe that the presentation of Adjusted EBITDA, DCF, Adjusted FCF and Adjusted FCF after distributions provides useful information to investors in assessing our financial condition and results of operations.

Leverage ratio is a liquidity measure used by management, industry analysts, investors, lenders and rating agencies to analyze our ability to incur and service debt and fund capital expenditures.

The GAAP measures most directly comparable to Adjusted EBITDA and DCF are net income and net cash provided by operating activities while the GAAP measure most directly comparable to Adjusted FCF and Adjusted FCF after distributions is net cash provided by operating activities. These non-GAAP financial measures should not be considered alternatives to GAAP net income or net cash provided by operating activities as they have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP financial measures should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because non-GAAP financial measures may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

For a reconciliation of Adjusted EBITDA, DCF, Adjusted FCF, Adjusted FCF after distributions and our leverage ratio to their most directly comparable measures calculated and presented in accordance with GAAP, see the tables below.

Forward-Looking Statements

This press release contains forward-looking statements regarding MPLX LP (MPLX). These forward-looking statements may relate to, among other things, MPLX’s expectations, estimates and projections concerning its business and operations, financial priorities, including with respect to positive free cash flow and distribution coverage, strategic plans, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance ("ESG") plans and goals, including those related to greenhouse gas emissions, biodiversity, and inclusion and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “advance,” “anticipate,” “believe,” “commitment,” “confidence," “continue,” “could,” “design,” “drive,” “endeavor,” “estimate,” “expect,” “focus,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “progress,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive,” “support,” “target,” “trends,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPLX cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPLX, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPLX’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, changes in governmental policies relating to refined petroleum products, crude oil, natural gas, natural gas liquids (“NGLs”) or renewable diesel and other renewable fuels, or taxation including changes in tax regulations or guidance promulgated pursuant to the new legislation implemented in the One Big Beautiful Bill Act; volatility in and degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and in Ukraine, tariffs, inflation, rising interest rates or government shutdowns; the adequacy of capital resources and liquidity, including the availability of sufficient free cash flow from operations to pay or grow distributions and to fund future unit repurchases; the ability to access debt markets on commercially reasonable terms or at all; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products or renewable diesel and other renewable fuels; increased pricing volatility or supply disruptions due to the U.S.-Iran conflict and market reactions thereto; changes to the expected construction costs and in service dates of planned and ongoing projects and investments, including pipeline projects and new processing units, and the ability to obtain regulatory and other approvals with respect thereto; the timing and ability to obtain necessary regulatory approvals and satisfy the other conditions necessary to consummate planned transactions within the expected timeframes if at all; the ability to realize expected returns or other benefits on anticipated or ongoing projects or planned transactions, including the recently completed acquisitions of Northwind Delaware Holdings LLC and BANGL, LLC; the inability or failure of our joint venture partners to fund their share of operations and development activities; the financing and distribution decisions of joint ventures we do not control; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; our ability to successfully implement our sustainable energy strategy and principles and to achieve our ESG plans and goals within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; industrial incidents or other unscheduled shutdowns affecting our machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the suspension, reduction or termination of MPC’s obligations under MPLX’s commercial agreements; the imposition of windfall profit taxes, maximum refining margin penalties, minimum inventory requirements or refinery maintenance and turnaround supply plans on companies operating in the energy industry in California or other jurisdictions; the establishment or increase of tariffs on goods, including crude oil and other feedstocks imported into the United States, other trade protection measures or restrictions or retaliatory actions from foreign governments; compliance costs and uncertainty associated with cap and invest programs or similar arrangements or programs in California or other jurisdictions; other risk factors inherent to MPLX’s industry; the impact of adverse market conditions or other similar risks to those identified herein affecting MPC; and the factors set forth under the heading “Risk Factors” and “Disclosures Regarding Forward-Looking Statements” in MPLX’s and MPC's Annual Reports on Form 10-K for the year ended Dec. 31, 2025, and in other filings with the SEC.

Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office. Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office.

Condensed Consolidated Results of Operations (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per unit data)	2026	2025	2026	2025
Revenues and other income:
Operating revenue	$1,453	$1,338	$2,757	$2,758
Operating revenue - related parties	1,629	1,450	3,131	2,917
Income from equity method investments	180	170	362	356
Other income	50	45	100	96
Total revenues and other income	3,312	3,003	6,350	6,127
Costs and expenses:
Operating expenses (including purchased product costs)	1,012	821	1,930	1,688
Operating expenses - related parties	415	426	813	846
Depreciation and amortization	365	324	723	650
General and administrative expenses	108	107	222	219
Other taxes	34	32	70	65
Total costs and expenses	1,934	1,710	3,758	3,468
Income from operations	1,378	1,293	2,592	2,659
Net interest and other financial costs	289	234	580	463
Income before income taxes	1,089	1,059	2,012	2,196
Provision for income taxes	2	1	3	2
Net income	1,087	1,058	2,009	2,194
Less: Net income attributable to noncontrolling interests	10	10	20	20
Net income attributable to MPLX LP	$1,077	$1,048	$1,989	$2,174

Per Unit Data
Net income attributable to MPLX LP per limited partner unit:
Common – basic	$1.06	$1.03	$1.96	$2.13
Common – diluted	$1.06	$1.03	$1.96	$2.13
Weighted average limited partner units outstanding:
Common units – basic	1,015	1,020	1,015	1,020
Common units – diluted	1,015	1,021	1,015	1,020

Select Financial Statistics (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except ratio data)	2026	2025	2026	2025
Common unit distributions declared by MPLX LP
Common units (LP) – public	$395	$356	$790	$713
Common units – MPC	697	619	1,394	1,238
Total LP distribution declared	1,092	975	2,184	1,951

Other Financial Data
Adjusted EBITDA attributable to MPLX LP(a)	1,775	1,690	3,504	3,447
DCF attributable to MPLX LP(a)	$1,450	$1,420	$2,858	$2,906
Distribution coverage(b)	1.3x	1.5x	1.3x	1.5x

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$1,702	$1,736	$3,049	$2,982
Investing activities	(1,028)	(602)	(1,819)	(1,203)
Financing activities	$(1,149)	$(2,282)	$(2,336)	$(1,912)

(a)    Non-GAAP measure. See reconciliation below.
(b)    Beginning with the three months ended March 31, 2025, distribution coverage is defined as DCF attributable to MPLX LP divided by total LP distributions, as a result of the conversion of the remaining Series A preferred units to common units in February 2025.

Financial Data (unaudited)
(In millions, except ratio data)	June 30, 2026	December 31, 2025
Cash and cash equivalents	$1,031	$2,137
Total assets	42,969	43,005
Total debt(a)	25,640	25,653
Total equity	$14,252	$14,528
Consolidated debt to LTM adjusted EBITDA(b)	3.7x	3.7x

Partnership units outstanding:
MPC-held common units	647	647
Public common units	367	368

(a)    There were no borrowings on the loan agreement with MPC as of June 30, 2026 or December 31, 2025. Presented net of unamortized debt issuance costs, unamortized discount/premium and includes long-term debt due within one year.
(b)    Calculated using face value total debt and LTM adjusted EBITDA. Face value total debt was $26,005 million as of June 30, 2026, and $26,006 million as of December 31, 2025.

Operating Statistics (unaudited)	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Crude Oil and Products Logistics
Pipeline throughput (mbpd)
Crude oil pipelines	3,830	4,012	(5)%	3,757	3,961	(5)%
Product pipelines	2,046	2,091	(2)%	2,032	2,056	(1)%
Total pipelines	5,876	6,103	(4)%	5,789	6,017	(4)%

Average tariff rates ($ per barrel)
Crude oil pipelines	$1.06	$1.06	—%	$1.05	$1.05	—%
Product pipelines	1.09	1.05	4%	1.09	1.08	1%
Total pipelines	$1.07	$1.06	1%	$1.06	$1.06	—%

Terminal throughput (mbpd)	3,259	3,183	2%	3,118	3,139	(1)%

Barges in operation	331	320	3%	331	320	3%
Towboats in operation	30	29	3%	30	29	3%

Natural Gas and NGL Services Operating Statistics (unaudited) - Consolidated(a)	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Gathering throughput (MMcf/d)
Marcellus Operations	1,680	1,488	13%	1,629	1,494	9%
Utica Operations	—	—	—%	—	133	(100)%
Southwest Operations	1,990	1,734	15%	1,990	1,759	13%
Bakken Operations	162	162	—%	154	168	(8)%
Rockies Operations	—	541	(100)%	—	545	(100)%
Total gathering throughput	3,832	3,925	(2)%	3,773	4,099	(8)%

Natural gas processed (MMcf/d)
Marcellus Operations	4,570	4,312	6%	4,511	4,318	4%
Utica Operations(b)	—	—	—%	—	—	—%
Southwest Operations	2,013	1,821	11%	1,993	1,850	8%
Southern Appalachia Operations	220	205	7%	205	196	5%
Bakken Operations	161	162	(1)%	153	168	(9)%
Rockies Operations	—	593	(100)%	—	597	(100)%
Total natural gas processed	6,964	7,093	(2)%	6,862	7,129	(4)%

C2 + NGLs fractionated (mbpd)
Marcellus Operations	584	545	7%	567	556	2%
Utica Operations(b)	—	—	—%	—	—	—%
Other	24	29	(17)%	22	29	(24)%
Total C2 + NGLs fractionated	608	574	6%	589	585	1%

(a)    Includes operating data for entities that have been consolidated into the MPLX financial statements.
(b)    The Utica region processing and fractionation operations only include partnership-operated equity method investments and thus do not have any operating statistics from a consolidated perspective. See table below for details on Utica.

Excluding Divested Assets(a), Natural Gas and NGL Services Operating Statistics (unaudited) - Consolidated(b)	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Total gathering throughput (MMcf/d)	3,832	3,384	13%	3,773	3,421	10%
Total natural gas processed (MMcf/d)	6,964	6,500	7%	6,862	6,532	5%
Total C2 + NGLs fractionated (mbpd)	608	569	7%	589	580	(1)%

(a)    Excludes volumes associated with divested Rockies gathering and processing operations and assets contributed to Markwest EMG Jefferson Dry Gas Gathering Company, L.L.C.
(b)     Includes operating data for entities that have been consolidated into the MPLX financial statements.

Natural Gas and NGL Services Operating Statistics (unaudited) - Operated(a)	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Gathering throughput (MMcf/d)
Marcellus Operations	1,680	1,488	13%	1,629	1,494	9%
Utica Operations	3,027	2,566	18%	2,901	2,503	16%
Southwest Operations	1,990	1,734	15%	1,990	1,759	13%
Bakken Operations	162	162	—%	154	168	(8)%
Rockies Operations	—	612	(100)%	—	615	(100)%
Total gathering throughput	6,859	6,562	5%	6,674	6,539	2%

Natural gas processed (MMcf/d)
Marcellus Operations	6,232	6,019	4%	6,196	5,997	3%
Utica Operations	964	940	3%	951	952	—%
Southwest Operations	2,013	1,821	11%	1,993	1,850	8%
Southern Appalachia Operations	220	205	7%	205	196	5%
Bakken Operations	161	162	(1)%	153	168	(9)%
Rockies Operations	—	593	(100)%	—	597	(100)%
Total natural gas processed	9,590	9,740	(2)%	9,498	9,760	(3)%

C2 + NGLs fractionated (mbpd)
Marcellus Operations	584	545	7%	567	556	2%
Utica Operations	72	60	20%	68	62	10%
Other	24	29	(17)%	22	29	(24)%
Total C2 + NGLs fractionated	680	634	7%	657	647	2%

(a)    Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Excluding Divested Assets(a), Natural Gas and NGL Services Operating Statistics (unaudited) - Operated(b)	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Total gathering throughput (MMcf/d)	6,859	5,950	15%	6,674	5,924	13%
Total natural gas processed (MMcf/d)	9,590	9,147	5%	9,498	9,163	4%
Total C2 + NGLs fractionated (mbpd)	680	629	8%	657	642	2%

(a)    Excludes volumes associated with divested Rockies gathering and processing operations and assets contributed to Markwest EMG Jefferson Dry Gas Gathering Company, L.L.C.
(b)     Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Reconciliation of Segment Adjusted EBITDA to Net Income (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Crude Oil and Products Logistics segment adjusted EBITDA attributable to MPLX LP	$1,161	$1,138	$2,272	$2,235
Natural Gas and NGL Services segment adjusted EBITDA attributable to MPLX LP	614	552	1,232	1,212
Adjusted EBITDA attributable to MPLX LP	1,775	1,690	3,504	3,447
Depreciation and amortization	(365)	(324)	(723)	(650)
Net interest and other financial costs	(289)	(234)	(580)	(463)
Income from equity method investments	180	170	362	356
Distributions/adjustments related to equity method investments	(234)	(229)	(485)	(456)
Adjusted EBITDA attributable to noncontrolling interests	11	11	22	22
Other(a)	9	(26)	(91)	(62)
Net income	$1,087	$1,058	$2,009	$2,194

(a)    Includes unrealized derivative gain/(loss), equity-based compensation, provision for income taxes and other miscellaneous items.

Reconciliation of Segment Adjusted EBITDA to Income from Operations (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Crude Oil and Products Logistics
Segment adjusted EBITDA	$1,161	$1,138	2,272	2,235
Depreciation and amortization	(146)	(135)	(289)	(268)
Income from equity method investments	52	59	114	115
Distributions/adjustments related to equity method investments	(71)	(77)	(143)	(149)
Other	(18)	(17)	(39)	(34)

Natural Gas and NGL Services
Segment adjusted EBITDA	614	552	1,232	1,212
Depreciation and amortization	(219)	(189)	(434)	(382)
Income from equity method investments	128	111	248	241
Distributions/adjustments related to equity method investments	(163)	(152)	(342)	(307)
Adjusted EBITDA attributable to noncontrolling interests	11	11	22	22
Other	29	(8)	(49)	(26)

Income from operations	$1,378	$1,293	$2,592	$2,659

Reconciliation of Adjusted EBITDA Attributable to MPLX LP and DCF Attributable to MPLX LP from Net Income (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Net income	$1,087	$1,058	$2,009	$2,194
Provision for income taxes	2	1	3	2
Net interest and other financial costs	289	234	580	463
Income from operations	1,378	1,293	2,592	2,659
Depreciation and amortization	365	324	723	650
Income from equity method investments	(180)	(170)	(362)	(356)
Distributions/adjustments related to equity method investments	234	229	485	456
Other	(11)	25	88	60
Adjusted EBITDA	1,786	1,701	3,526	3,469
Adjusted EBITDA attributable to noncontrolling interests	(11)	(11)	(22)	(22)
Adjusted EBITDA attributable to MPLX LP	1,775	1,690	3,504	3,447
Deferred revenue impacts	27	(10)	26	(28)
Sales-type lease payments, net of income	8	14	21	27
Adjusted net interest and other financial costs(a)	(281)	(225)	(565)	(444)
Maintenance capital expenditures, net of reimbursements	(68)	(45)	(121)	(80)
Equity method investment maintenance capital expenditures paid out	(5)	(3)	(9)	(8)
Other	(6)	(1)	2	(8)
DCF attributable to MPLX LP	$1,450	$1,420	$2,858	$2,906

(a)    Represents Net interest and other financial costs, excluding gain/loss on extinguishment of debt and amortization of deferred financing costs.

Reconciliation of Net Income to Last Twelve Month (LTM) adjusted EBITDA (unaudited)	Last Twelve Months
	June 30,		December 31,
(In millions)	2026	2025	2025
LTM Net income	$4,767	$4,350	$4,952
Provision for income taxes	9	9	8
Net interest and other financial costs	1,100	918	983
LTM income from operations	5,876	5,277	5,943
Depreciation and amortization	1,424	1,296	1,351
Income from equity method investments	(703)	(676)	(697)
Distributions/adjustments related to equity method investments	991	966	962
Gain on equity method investments	(484)	—	(484)
Gain on sale of assets	(159)	—	(159)
Transaction-related costs(a)	33	—	33
Other	140	104	112
LTM Adjusted EBITDA	7,118	6,967	7,061
Adjusted EBITDA attributable to noncontrolling interests	(44)	(44)	(44)
LTM Adjusted EBITDA attributable to MPLX LP	7,074	6,923	7,017
Consolidated total debt(b)	$26,005	$21,507	$26,006
Consolidated total debt to LTM adjusted EBITDA(c)	3.7x	3.1x	3.7x

(a)    Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interest in BANGL, LLC and the divestiture of the Rockies gathering and processing operations.
(b)    Consolidated total debt excludes unamortized debt issuance costs and unamortized discount/premium. Consolidated total debt includes long-term debt due within one year and outstanding borrowings, if any, under the loan agreement with MPC.
(c)    Also referred to as our leverage ratio.

Reconciliation of Adjusted EBITDA Attributable to MPLX LP and DCF Attributable to MPLX LP from Net Cash Provided by Operating Activities (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Net cash provided by operating activities	$1,702	$1,736	$3,049	$2,982
Changes in working capital items	(261)	(313)	(190)	(83)
All other, net	12	(6)	1	(4)
Loss on extinguishment of debt	—	3	—	3
Adjusted net interest and other financial costs(a)	281	225	565	444
Other adjustments related to equity method investments	18	22	32	61
Other	34	34	69	66
Adjusted EBITDA	1,786	1,701	3,526	3,469
Adjusted EBITDA attributable to noncontrolling interests	(11)	(11)	(22)	(22)
Adjusted EBITDA attributable to MPLX LP	1,775	1,690	3,504	3,447
Deferred revenue impacts	27	(10)	26	(28)
Sales-type lease payments, net of income	8	14	21	27
Adjusted net interest and other financial costs(a)	(281)	(225)	(565)	(444)
Maintenance capital expenditures, net of reimbursements	(68)	(45)	(121)	(80)
Equity method investment maintenance capital expenditures paid out	(5)	(3)	(9)	(8)
Other	(6)	(1)	2	(8)
DCF attributable to MPLX LP	$1,450	$1,420	$2,858	$2,906

(a)    Represents Net interest and other financial costs, excluding gain/loss on extinguishment of debt and amortization of deferred financing costs.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Net cash provided by operating activities(a)	$1,702	$1,736	$3,049	$2,982
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow
Net cash used in investing activities	(1,028)	(602)	(1,819)	(1,203)
Contributions from MPC	5	7	9	14
Distributions to noncontrolling interests	(11)	(11)	(22)	(22)
Adjusted free cash flow	668	1,130	1,217	1,771
Distributions paid to common and preferred unitholders	(1,092)	(976)	(2,185)	(1,954)
Adjusted free cash flow after distributions	$(424)	$154	$(968)	$(183)

(a)    The three months ended June 30, 2026 and June 30, 2025 include working capital draws of $261 million and $313 million, respectively. The six months ended June 30, 2026 and June 30, 2025 include working capital draws of $190 million and $83 million, respectively.

Capital Expenditures (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Capital Expenditures:
Growth capital expenditures	$746	$286	$1,354	$506
Growth capital reimbursements	(49)	(37)	(84)	(64)
Investments in unconsolidated affiliates(a)	202	203	439	322
Return of capital(b)	—	(39)	—	(39)
Capitalized interest	(25)	(7)	(44)	(12)
Total growth capital expenditures(c)	874	406	1,665	713
Maintenance capital expenditures	73	55	130	103
Maintenance capital reimbursements	(5)	(10)	(9)	(23)
Capitalized interest	(1)	(1)	(2)	(2)
Total maintenance capital expenditures	67	44	119	78

Total growth and maintenance capital expenditures	941	450	1,784	791
Investments in unconsolidated affiliates(a)	(202)	(203)	(439)	(322)
Return of capital(b)	—	39	—	39
Growth and maintenance capital reimbursements(d)	54	47	93	87
(Increase)/Decrease in capital accruals	6	(40)	(84)	(41)
Capitalized interest	26	8	46	14
Additions to property, plant and equipment	$825	$301	$1,400	$568

(a)    Investments in unconsolidated affiliates and additions to property, plant and equipment are shown as separate lines within investing activities in the Consolidated Statements of Cash Flows.
(b)    Return of capital for the six months ended June 30, 2025 excludes a $21 million special distribution received in exchange for the contribution of assets to a joint venture.
(c)    Total growth capital expenditures for the six months ended June 30, 2025 excludes acquisitions of $235 million, net of cash acquired.
(d)    Growth capital reimbursements are generally included in changes in deferred revenue within operating activities in the Consolidated Statements of Cash Flows. Maintenance capital reimbursements are included in the Contributions from MPC line within financing activities in the Consolidated Statements of Cash Flows.